Exhibit 10.1

THE AGREEMENT

by and among

Cardiff International, Inc.

a Florida Corporation

and

Bitbull Containers, Inc.

a Atlanta Corporation

November 15th, 2014

AGREEMENT

This AGREEMENT (the "Agreement") is entered into as of the 15th, day of November, 2014 by and among Cardiff International, Inc., a Florida corporation (herein referred to as "CDIF"), and Pitbull Container, Inc. (herein referred to as "Pitbull"), a Georgia Corporation and together with CDIF and Pitbull, the "Parties" and each, a "Party").

WHEREAS, Pitbull owns a Marketing Company with limited assets and the current estimated valuation of the business has have been valued by CDIF; in the amount of $500,000. See "Exhibit A"

WHEREAS, Pibull believes that it is in its best interests to leverage their business and assets and become a Wholly-Owned Subsidiary thereby entering into a Tax Free Share Exchange (the "Exchange") of all its Assets for the "Exchange Shares" CDIF (as defined Section 1.02(a)) and in Exhibit A — "Exchanged Assets";

WHEREAS, Pitbull shall become a Wholly-Owned Subsidiary of CDIF;

WHEREAS, it is in the best interest of both parties to have Jeff Packer & William Coit act as the Managing Directors;

WHEREAS, CDIF believes it is in its best interests of its shareholders to acquire Pitbull business and assets and shares through this action to acquire them as a Wholly-Owned Subsidiary in Exchange for the issuance of the Exchange Shares, all upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the Parties that the Exchange Shares and this Agreement qualify as a Tax-Free Exchange under Section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended, also as a transaction to be exempt from securities registration or qualifications under the Securities Act of 1933, as amended (the "Securities Act").

NOW THEREFORE, on the stated premises and for, and in consideration of the mutual covenants and agreements, hereinafter set forth and the mutual benefits to all the Parties to be derived here from, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

FORWARD ACQUISITION AGREEMENT

Section 1.01 Incorporation of Recitals. The recitals set forth hereinabove are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

Section 1.02 The Asset Acquisition.

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(a) On the terms and subject to the conditions set forth in this Agreement, Pibull assigns, transfers and delivers, free and clear of all Liens (as defined herein), all of the "Assets" and becomes a Wholly-Owned Subsidiary of CDIF in exchange for the "Exchange Shares"; (the "Exchange Shares"), of CDIF, which shall be free and clear of any and all Liens. See Exhibit C — "The Exchange Shares"

(b) As the result of the Asset Acquisition, (i) CDIF shall acquire 100% of the "Assets" and shares of Pitbull shall become a Wholly-Owned Subsidiary of CDIF and (ii) one person or Management (or otherwise appointed as a representative) shall have the option of joining CDIF Advisory Board, with one seat, and may be elected by a vote of the shareholders to the Board of Directors of CDIF and be eligible to vote as a Director; see Exhibit A— "MOU & Management Agreement" One (1) Preferred C Share shall be allocated at the time of closing to Pitbull.

(c) As a result of the Asset Acquisition, CDIF covenants to create and distribute the Exchange Shares for the benefit of Pitbull, or its assignees, within twenty (20) days of the date hereof ("Closing") see Exhibit D — "It's Assignees".

(d) Pitbull agrees to transfer any and all titles, deeds, rights or privileges that may be in Pitbull "personal name, group name, company name" into the appropriate name of Pitbull within 20 days of this "Agreement:

Section 1.03 Mechanics. As Pitbull is already in operation prior to the execution of this Agreement and Pitbull has entered into this binding Agreement for and on behalf of Pitbull, as of the date hereof, all of the equity, income and inventory that is currently managed and maintained by Pitbull shall, upon the execution on this "Agreement" transfer to Pitbull per the "MOU and Managing Director Agreement", consistent with the direction of the Board of Directors of CDIF. In addition, the Managing Director agrees to use his/hers best efforts to manage the Assets of Pitbull and to work diligently to increase in growing its business.

Section 1.04 Dividends. It is further agreed that the Board of Directors of CDIF may allocate a portion of the profit of Pitbull, as determined by both Pitbull and CDIF in the form of Qualified Dividends that shall be paid "only" to Series P Preferred Shareholders. While not guaranteed, as Preferred Shareholders of CDIF, should CDIF declare Dividends to all other Preferred Shareholder Classes, the Series P Preferred Shareholders may receive such Dividends also directed and/or directly from CDIF.

Section 1.04 Anti-Dilution. CDIF agrees to transfer 200,000 Anti-Dilutive Convertible Preferred P Class stock based on the net book value thereof as of the date of the transfer. Pitbull agrees to have CDIF audit the Wholly-Owned Subsidiary at the net book value thereof as of the date of the transfer, or soon thereafter, in compliance with the Securities Act or other governing regulation. Pitbull shall be able to retire any outstanding debt allocated accordingly through the sale of Preferred P class stock.

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ARTICLE II

FEE DISCLOSURE

Section 2.01 Fee Structure. CDIF is paid a "Management Fee" calculated on the Gross Margin, which shall be defined as the gross monthly sales less the cost of goods sold. CDIF shall be entitled to a management fee as follows:

1.	5% Commission on Gross Margin
2.	50% of Audit cost to be paid for by Acquisition
3.	Revenue Share - once the Acquisition sells 10% of their stock for each additional share sold they agree our base commission will go up accordingly.
4.	The first 10% will cover all out of pocket cost including 50% of audit cost.
5.	All audit cost thereafter will be equally paid by both parties.
6.	Currently CDIF will issue Preferred Shares of the valuation price at $2.50 with a conversion rate of 3 to 1.
7.	An additional One (1) C share will be given to acquisition prior to the registration of the Si.

DEFINITION of 'Gross Margin'

A company's total sales revenue minus its cost of goods sold, divided by the total sales revenue, expressed as a percentage. The gross margin represents the percent of total sales revenue that the company retains after incurring the direct costs associated with producing the goods and services sold by a company. The higher the percentage, the more the company retains on each dollar of sales to service its other costs and obligations.

Section 2.02 Share Issuance Fees. CDIF may be entitled to a fee based on Preferred Shares issued:

(a)	CDIF shall be entitled to a Fee of six (6%) percent computed on all Preferred Shares issued to investors provided by Pitbull. All new investments made in Class P Preferred Shares shall receive P1 Non-Voting Shares.
(b)	CDIF shall be entitled to a Fee of ten (10%) percent computed on all Preferred Shares issued to investors provided by CDIF. All new investments made in Class P Preferred Shares shall receive P1 Non-Voting Shares.

Section 2.03 Dissolution Fees. CDIF shall be entitled to a Termination Fee as described herein resulting from the following:

(a)	In the event Pitbull should terminate the Agreement "For Cause" on part of CDIF, Pitbull shall return all Preferred and/or Common Shares to CDIF and agree to reimburse CDIF for any shares sold (either Preferred and/or Common). Pitbull shall not be subject to a Termination Fee.

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(b)	In the event Pitbull and CDIF determine it's in the best interest for all parties to spin out and do its own IPO, CDIF will be granted an equity position equal to 10% of all monies earned through the IPO.
(i)	In the event of delisting or insolvency of CDIF, and after providing CDIF ninety (90) day to cure such event, Pitbull may, by written request, exchange/surrender all of the remaining Preferred Series P Shares and all Common Shares in its possession issued by the Agreement (or the cash equivalent value thereof) to recover its Assets and ownership and cease to be a Wholly-Owned Subsidiary of CDIF. In the event, that Pitbull should exercise this option, it shall release CDIF its Officers, Directors, and Stockholders of any liabilities or legal action against CDIF its Officers and Directors and sign a complete release to CDIF. Should Pitbull exercise the Common Share Rule herein, Pitbull must return all non-converted Preferred Series P Shares and Common Shares, and provide cash in lieu of the Preferred/Common Shares sold while in their possession.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PITBULL

Pitbull represents, warrants, and covenants, to CDIF as of this closing date:

3.1. Power and Authority of Pitbull. Pitbull has the right, power and capacity to execute, deliver and perform this Agreement, and to consummate the transactions, contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions on the part of Pitbull Authorized Members. This Agreement has been validly executed and delivered by Pitbull and constitutes Pitbull's legal, valid and binding obligation, enforceable in accordance with the terms of this Agreement. The execution, delivery and performance by Pitbull of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with the articles of incorporation/organization or by-laws/operating agreement of Pitbull, (ii) violate or conflict with any provision of law, statute, rule or regulation to which Pitbull or the Exchanged Assets are subject, (iii) violate or conflict with any order, judgment or decree, or ruling of any governmental authority applicable to Pitbull, (iv) violate or conflict with, or result in a breach or default under, any term or condition of any trust document, will, agreement, mortgage, indenture, contract, permit, license, document or other instrument to which such Pitbull is a party or by which the Exchanged Assets may be bound, or (v) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever on the Exchanged Assets.

3.2. Financial Information. The financial statements provided by Pitbull, which are attached hereto as "Exhibit A", are accurate in all material respects and present fairly the financial position and financial results of Pitbull as of the respective dates thereof.

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3.3. Accounts Receivable and Inventory. All Accounts Receivable and Inventory as of the Closing Date represent or will represent, valid obligations arising from sales actually made or services actually performed by Pitbull in the ordinary course of business. Pitbull's inventory "Exchanged Assets" for CDIF Preferred Series P Shares, under this agreement consist of good and usable goods, none of which are obsolete, damaged, or defective.

3.4. Finder's Fee. Pitbull to issue 5% of their Preferred P Shares to Gene Romeo.

3.5. Organization: (Pitbull) duly organized, validly existing and in good standing, under the laws of Georgia, and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted to own or lease its properties, inventories, and assets and is duly qualified in good standing in every state in which it conducts business in and/or ownership of property thereof.

3.6. Title to and Sufficiency and Condition of Assets. has good, clear, andmarketable title to, or (with respect to the Exchanged Assets) free and clear of any lien, mortgage, pledge, encumbrance, charge, security interest, covenant, or other restriction of any kind or nature except for the Assumed Liabilities. The transfer of the Exchanged Assets hereunder will convey to CDIF good, valid and defensible title to the Exchanged Assets, free and clear of any lien, mortgage, pledge, encumbrance, charge, security interest, covenant, or other restriction of any kind or nature. The Exchanged Assets are in good operating condition and repair, ordinary wear and tear accepted, are usable in the ordinary course of the Business and conform in all respects to all applicable statutes, ordinances and regulations relating to their construction, use and operation.

3.7. Indebtedness.

(a) "Exhibit A" - Sets forth a complete and accurate list of all instruments or other documents relating to any direct or indirect indebtedness for the debt of Pitbull and affecting the Exchanged Assets, as well as indebtedness by way of lease purchase arrangements, guarantees, capitalized leases, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to the Exchanged Assets.

(b) "Exhibit A" - Sets forth an accurate list of all advances and deposits made by any customer to Pitbull — The Tenant(s)/Customer(s)

3.8. Employees. Sets forth a list of all employees (including employees, agents and consultants, including any leased employees, rendering services to Pitbull in any capacity) of Pitbull and their rates of compensation, respective earned but unused vacation time, sick time, dates of hire, and other related employee data, all as of the date of this Agreement. To Pitbull's knowledge there is no threatened employee strike, work stoppage, or labor dispute pertaining to such employees. No union representation question exists respecting any employees of Pitbull. No collective bargaining agreement, labor contract, letter of understanding or contract with any labor union or labor organization exists or is currently being negotiated by Pitbull in relation to such employees, nor has any demand been made for recognition by a labor organization by or with respect to such employees, no union organizing activities by or with respect to the Employees are taking place, and none of the employees are represented by any labor union or organization. There are no pending, or to Pitbull's knowledge, threatened EEOC charges, OSHA complaints, DOL complaints, lawsuit, or unfair labor practice claims related to the employees.

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3.9. Customers. A correct list of all customers to whom Pitbull has sold goods and services, as it appears in Pitbull's records, is set forth on "Exhibit A," "Exchanged Assets", together with any and all agreements, the current address, telephone number and contact. Customer related information will be turned over to CDIF as part of Pitbull's records and computer files, including sales record, pricing history and methodology, and sales tax exemption certificate, if any. CDIF and Pitbull shall determine the records necessary to be turned over under the terms of this Agreement.

3.10. Agreements in Full Force and Effect. All contracts, agreements, plans, leases, policies, and licenses referred to, or required to be referred to, in any schedule delivered hereunder are valid and binding, are in full force and effect, and are enforceable in accordance with their terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights and to equitable principles, and Pitbull is not in breach of or in default under and, to Pitbull's knowledge, no other party thereto is in breach of or default under, any of such contracts, agreements, plans, leases, policies and licenses nor has any event occurred that, with the giving of notice or lapse of time or both, would constitute such a breach or default.

3.11. Required Governmental Licenses and Permits. To the best of Pitbull's knowledge, Pitbull possesses all material franchises, concessions, permits, licenses, orders, and approvals required to permit Pitbull to carry on the Business as it is presently being conducted. All such material franchises, concessions, permits, licenses, orders and approvals are in full force and effect, and no suspension, pending lawsuit, claim, or cancellation of any of them is threatened.

3.12. Taxes.

(a) All federal and state income tax returns and all other tax returns required to be filed by Pitbull on or prior to the Closing Date, the penalty for failure to file which may have an adverse impact upon the "Exchanged Assets" or the Business, have been filed or provision have been made therefore. Pitbull management agrees, consistent with CDIF accounting practices; to maintain, pay, file and report all future taxes and returns as required by law and to provide CDIF timely evidence thereof.

(b) All federal, state, and local taxes and assessments including, without limitation, estimated tax payments, excise, unemployment, social security, occupation, franchise, property, sales and use taxes, and all penalties and interest in respect thereof now or heretofore due and payable by or with respect to Pitbull, have been paid and shall continue to be paid by Pitbull management under this Agreement.

(c) All federal, state, and local withholdings of Pitbull including, without limitation, withholding taxes, social security, and any similar taxes, have been withheld and paid over as required by law and shall continue to be paid by Pitbull management under this Agreement.

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3.13. Compliance with Laws and Regulations. Pitbull is in material compliance with all federal, state, local or foreign laws, statutes, ordinances, regulations, orders and other requirements of governmental authorities having jurisdiction over the "Exchanged Assets."

3.14. No Adverse Changes. There has been no material adverse change in Pitbull, its assets, financial condition or results of operation, including without limitation, its relationships with customers and suppliers, except for changes reflected in the financial information provided under Section 1.02, general economic or industry conditions and as otherwise disclosed in "Exhibit A."

3.15. Absence of Undisclosed Liabilities. Pitbull does not have any undisclosed liability with respect to the "Exchanged Assets," and there is no existing condition, situation or set of circumstances, which could result in any undisclosed liabilities of Pitbull with respect to the "Exchanged Assets."

3.16. Environmental Laws. Pitbull is not or has not been (a) subject to any environmental hazards, risks, or liabilities, or (b) in material violation of any Environmental Law. Pitbull has complied and is compliant in all material respects with all Environmental Laws and Pitbull has not allowed any Hazardous Substances to be discharged, possessed, managed, processed, or otherwise handled by or in a manner that is in violation of applicable law which has not been fully remediated in compliance with applicable law. Pitbull has obtained all environmental permits necessary for the operation of the Business and related activities, all such permits are in good standing and Pitbull is in material compliance with all terms and conditions of its environmental permits. For purposes of this Agreement, "Environmental Laws" means all applicable federal, state or local statutes, regulations, laws or orders pertaining to environmental matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as supplemented and amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended ("RCRA"), 42 U.S.C. Section 6901, et seq.; the Federal Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. Section 1251, et seq.; Federal Hazardous Materials Transportation Act, 48 U.S.C. Section 1801, et seq.; Federal Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; and the Federal Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq. and "Hazardous Substances" means and includes any hazardous or toxic substances, pollutants, contaminants, materials or wastes, including those substances, pollutants, contaminants, materials and wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances pursuant to 40 CFR Part 302, or such substances, materials and wastes that are regulated under any federal environmental law or any applicable local or state environmental law, including CERCLA, ECRA, RCRA; toxic substances as defined under the Toxic Substance Control Act, 15 U.S.C. 2601, et seq.; or any of the following: hydrocarbons, petroleum and petroleum products, asbestos, polychlorinated biphenyls, formaldehyde, radioactive substances, flammables and explosives.

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3.17. Enforceability. This Agreement constitutes a legal, valid, and binding obligation of Pitbull, enforceable against Pitbull in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or principles of equity.

3.18. Good Title. Pitbull warrants it has verified good title to the "Assets," having the full right and authority to Exchange and deliver such "Assets," free and clear of any and all liens, encumbrances, pledges, security interests, claims, charges, options, rights of first refusal, proxies, voting trusts, or agreements, transfer restrictions under any equity holder or similar agreement or any other restriction or limitation whatsoever, including any contract granting any of the foregoing (collectively, "Liens"), to CDIF pursuant to the Exchange. CDIF, as the new owner of such "Assets," will receive good title to such "Assets," free and clear of all Liens or as we may have agreed in an attached "Exhibit A."

3.19. No Conflict. The execution and delivery of this Acquisition Agreement by Pitbull hereunder in accordance with the terms hereof (i) will not require the consent of any third-party or governmental entity under any laws, (ii) will not violate any laws applicable to Pitbull "Assets" and (iii) will not violate or breach any contractual obligation to which Pitbull is a party to or under which the "Assets" are bound.

3.20. Inventory. Pitbull represents that all inventories, assets and revenue are held in the legal name of Pitbull and that all exchange of said inventory shall inure to CDIF.

3.21. Responsible to Manage. The Key Managing Director currently in place (per the MOU & Management Agreement) i s regarded as the experts for Pitbull. Without said Key Managing Director, CDIF would not have entered into this Agreement and may be severely damaged as it lacks the expertise to operate this business. Therefore, Key Managing Director agrees to remain in control and remain responsible for the growth and success of the business unless other provision are made and approved by CDIF.

3.22. Accounting Requirements. Managing Director agrees to keep all accounting current with proof of expenditure, or supporting documents for all transactions. QuickBooks 2012 or later must be used to manage and maintain all records. Managing Director agrees to work with CEO, CPA and Auditors to provide any and all reports or documentation that may been necessary, allowing CDIF to book Pitbull and our Consolidated Financial Statements

3.23. Acquisition of the Exchange Shares for Investment.

(a) Purchase Entirely for Own Account. The Exchange Shares proposed to be acquired will be acquired for investment by Pitbull, or its assigns or assignees, own account and not as a nominee or agent;

(b) Pitbull can bear the economic risk of this transaction and (ii) its directors possess such knowledge and experience in financial and business matters that they/he is capable of evaluating the merits and risks of this transaction with CDIF and receiving of its securities.

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(c) Pitbull understands that the Exchange Shares are not registered under the Securities Act and that the issuance hereof to the corporation is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder ("Regulation D"). Pitbull is an "accredited investor," as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act ("Section 4(2)"). The certificate representing the Exchange Shares issued to the corporation shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable Securities Laws (as defined herein):

"THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS."

"TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS."

(d) Pitbull acknowledges that neither the Securities and Exchange Commission (the "SEC"), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed judgment upon the accuracy or adequacy of the information and representations made in this Agreement;

(e) Pitbull acknowledges it has carefully reviewed such information as it has been deemed necessary to evaluate an investment in CDIF and its securities or in the alternative has sought the advice of legal and accounting in making the decision to sign this Agreement. To Pitbull's full satisfaction it has been furnished all materials that have been requested relating to CDIF and the issuance of the Exchange Shares hereunder. Notwithstanding the foregoing, nothing herein shall deviate from or otherwise modify the representations and warranties of CDIF set forth in this Agreement, on which Pitbull has relied in making an Exchange of the "Assets" and shares for the Exchange Shares;

(f) Pitbull understands that the Exchange Shares may not be sold, transferred, or otherwise disposed without registration under the Securities Act or an exemption, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely and may be subject to certain agreements such as a Lock-Up, Leak- Out Agreement. Pitbull further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied including, without limitation, CDIF's compliance with the reporting requirements under the Exchange Act; and

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3.24. Additional Legend; Consent. Additionally, the Exchange Shares will bear any legend required by the "blue sky" laws of any state to the extent such laws are applicable to the securities represented by the certificate so legend. Pitbull consents to have CDIF make any notation on its records or give instructions to any transfer agent of the Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLES IV

REPRESENTATIONS AND WARRANTIES OF CDIF

CDIF represents and warrants to Pitbull, that as of the date hereof, except for those representations and warranties that speak of a different date:

CDIF hereby represents and warrants to Pitbull as follows:

4.1. No Conflict. The execution, delivery and performance by CDIF of this Agreement and the consummation of the transactions contemplated hereby will not, without the giving of notice or the lapse of time, or both, (i) violate or conflict with the Articles of Incorporation or By-laws of CDIF, (ii) violate or conflict with any provision of law, statute, rule or regulation to which CDIF is subject, (iii) violate or conflict with any order, judgment or decree applicable to CDIF, or (iv) violate or conflict with, or result in a breach or default under, any term or condition of any trust document, will, agreement, mortgage, indenture, contract, permit, license, document or other instrument to which CDIF is a party or by which CDIF or its properties may be bound. No notice by CDIF or consent or waiver by a person is required nor heretofore obtained in writing to avoid any of the above.

4.2. Finder Fees. CDIF does not assumes any liability for any fee, commission or payment to any broker, finder or agent with respect to the transaction(s) contemplated in this Agreement. All parties acknowledge Gene Romeo is entitled to a 5% fee by reason of this Forward Acquisition transaction on the gross valuation of the subject property, payable to Gene Romeo in preferred shares at closing of said transaction.

CDIF represents and warrants to Pitbull that, as of the date hereof, except for those representations and warranties that speak of a different date:

4.3. Organization; Authority.

(a) CDIF is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. CDIF is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization. CDIF has made available to Pitbull complete and accurate copies of its Articles of Incorporation and By-laws, and any amendments thereto or restatements thereof, as in effect on the date hereof, "Exhibit E" — CDIF Articles and By-Laws;

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(b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or By-laws of CDIF. CDIF has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby; and

(c) This Agreement constitutes the valid and binding obligation of CDIF, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or principles of equity.

4.4. Capitalization.

As of the date hereof, (i) the authorized shares of CDIF are 120,000 shares of common stock, $0.00001 par value per share ("CDIF Common Stock"), of which approximately 32,000 shares are outstanding, (ii) and there are no outstanding options, warrants or other rights to purchase CDIF Common Stock, and (iii) the following Preferred Class of Shares:

1. 4 shares of Preferred Series A, par value 0.001 of which (1) share is outstanding;

2. 10 Million shares of Preferred Series B, par value 0.001 of which 4,439,067 shares are outstanding;

3. 200 shares of Preferred Series C, par value 0.00001 of which 85 Shares are outstanding;

4. 1,000,000 shares of Preferred Series D, par value 0.001 of which 4 0 0,0 0 0 shares are issued and outstanding to Romeo's New York Pizza;

5. 2,000,000 shares of Preferred Series E, par value 0.001 of which -0- are outstanding;

6. 1,000,000 shares of Preferred Series F, par value 0.001 of which 400,000 shares are issued and outstanding to We Three, LLC (d/b/a) Affordable Housing Initiative;

7. 2,000,000 shares of Preferred Series G, par value 0.001 of which -0- are outstanding.

8. 5,000,000 shares of Preferred Series H, par value 0.001 of which -0- are outstanding.

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9. 20,000,000 shares of Preferred Series I, par value 0.001 of which -0- are outstanding.

10. 10,000,000 Shares of Preferred Series J, par value 0.001 of which -0- are outstanding.

11. 10,000,000 Shares of Preferred Series K, par value of which -0- outstanding.

12. 5,000,000 Shares of Preferred Series M, par value 0.001 of which -0- Shares are issued and outstanding.

ARTICLE V

COVENANT OF THE PARTIES

5.1. Confidentiality. The Parties shall, and shall use their reasonable, good faith efforts to, cause their authorized representatives to hold in strict confidence, and not disclose to any person without the prior written consent of CDIF and Pitbull, or use in any manner except in connection with the transactions contemplated hereby, all information obtained from CDIF or Pitbull, in connection with the transactions contemplated hereby, except that such information may be disclosed; (1) where necessary to any regulatory authorities or governmental agencies, (ii) if required by court order or decree or applicable law, (iii) if it is ascertainable or obtained from public or published information; (iv) if it is received from a third party not known to Pitbull or CDIF not under an obligation to keep such information confidential, (v) if it is or becomes known to the public other than through disclosure by such Party; (vi) if the recipient can demonstrate it was in its possession prior to disclosure thereof in connection with the Agreement, or (vii) if the recipient can demonstrate it was independently developed by it.

5.2. Conduct of Acquired Business. From the date of this Agreement through the Closing Date, Pitbull, Managing Director and Members/Stockholders shall use all reasonable efforts to preserve the business organization of Pitbull intact, to keep available to CDIF the services of all employees and to preserve for CDIF the goodwill of the suppliers, customers, employees and others having business relations with Pitbull and shall continue the operation of the Business in the ordinary course and consistent with past practices, and maintain the assets, properties and rights of Pitbull (including the Exchanged Assets) in good order and condition, subject to ordinary wear and tear.

5.3. Further Cooperation. From and after the Closing Date, Pitbull will take all such action and deliver all such documents as shall be reasonably necessary or appropriate to confirm CDIF's - "Rights" to title of the Assets. After the Closing, Pitbull shall deliver to CDIF the Records (other than original corporate minutes and tax returns) exist as of the Closing, and which are in the possession or control of Pitbull. Pitbull and CDIF, further agree that, after the Closing, each will have access, upon prior reasonable written request and at any reasonable time, during normal business hours, to the other's officers and employees, and to its books and records relating to the assets, properties and operations of the "Exchanged Assets," and each shall have the right to make copies of such books and records; provided, however, that such access shall be solely for the purpose of enabling such Party to prepare financial statements and tax returns, respond to audit inquiries, and any litigation, claims, collection or arbitration matters related to the Exchanged Assets and for such other business purposes as Pitbull and CDIF may agree. For purposes of this Section, books and records shall not include employee personnel records, employee medical records, records subject to the attorney-client privilege and records the disclosure of which is prohibited or protected from disclosure by law No Party to this Agreement shall destroy or discard any books and records of the "Exchanged Assets" for a period sufficient to allow income tax audits to be complete without first providing the other Party adequate opportunity to retrieve such books and records.

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5.4. Employees.

(a) CDIF grants the rights of management and employee governance to Pitbull and shall not interfere except ("for "Cause") as describe herein. (i) the unexpected death or departure of key management/key employees, (ii) Improper management that results in the risk of a substantial decline in revenue or business that would serve to jeopardize investors, (iii) fraudulent or criminal behavior, or (iv) lawsuits.

(b) Pitbull shall remain solely responsible for any and all liabilities relating to or arising in connection with the day to day business and agree to comply with the continuation coverage requirements of Sections 601 through 609 of ERISA and Sections 162(k) and 4980B of the Code and with the notice and coverage certification requirements of Section 701 of ERISA and Section 9801 of the Code under all group health plans with respect to its employees (including those employees who are hired by CDIF on or after the Closing) and their "qualified beneficiaries" due to coverage under any group health plan sponsored by Pitbull. Pitbull, if it should apply, has the responsibility t o comply with the Affordable Care Act (also commonly referred to as Obama Care), COBRA and HIPAA Obligations, including any employee notification obligations.

(c) To the extent that any liabilities under the Worker Adjustment and Retraining Notification Act of 1988, as amended, and the rules and regulations promulgated thereunder (the "WARN Act") or any similar provision of law arise as a consequence of the transactions contemplated by this Agreement, it is agreed that Pitbull shall be responsible for any WARN Act liabilities arising as a result of any employment losses from Pitbull.

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5.5. Material Adverse Change. Pitbull shall give prompt written notice (but not later than three (3) days after the occurrence thereof) to CDIF of any (a) material adverse change in the prospects, assets, financial condition or results of operation of the " Exchanged Assets," including without limitation, its relationships with customers and suppliers (other than changes related to general economic or industry conditions); and (b) change that would render any representation or warranty made by Pitbull, hereunder untrue or incomplete in any material respect as of the date of such change; and shall not take any action or permit to occur any event, directly or indirectly within the control of Pitbull, that would cause any representation or warranty contained herein to be inaccurate or untrue on or before the Closing Date. Should CDIF determine that Pitbull has made a material misstatement, CDIF may "for cause" unwind this transaction without recourse by Pitbull.

5.6. Securities Law Compliance. CDIF and Pitbull understand and agree that the consummation of this Agreement, including the issuance of the Exchange Shares to Pitbull in exchange for the "Assets" upon closing as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. CDIF and Pitbull agree, that this transaction shall be consummated in reliance on exemptions from the registration requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired. Furthermore, in connection with the transactions contemplated by this Agreement, CDIF and Pitbull, or assigns shall each file, with the assistance of the other, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the state where Pitbull is incorporated, unless an exemption requiring no filing is available in such jurisdiction, all to the extent and in the manner as may be deemed by the Parties to be appropriate.

ARTICLE VI

CONDITIONS PRECEDENT

6.1. Conditions Precedent to the Obligations of CDIF. The obligation of CDIF to effect the transactions is subject to the satisfaction, or the waiver by Pitbull to the extent permitted by law, of the following conditions at or prior to the Closing:

(a) Corporate Action. The Board of Directors and shareholders of CDIF shall have taken all action necessary to authorize the execution of this Agreement and consummation of the transactions.

(b) Representations and Warranties True at Closing Date. The representations and warranties of CDIF contained in this Agreement shall be true in all material respects on and as of the Closing Date; CDIF shall have complied in all material respects with the respective covenants and agreements set forth herein to be performed by them on or before the Closing Date; and, if requested by Pitbull, CDIF shall have delivered to Pitbull a certificate signed by CDIF's Chief Executive Officer to all such effects.

(c) No Order or Action Affecting the Closing. On the Closing Date, no temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court or governmental or regulatory official, body or authority, prohibiting or preventing the consummation of any of the transactions contemplated pursuant to this Agreement to be effected at Closing shall be in effect nor shall any action seeking the same be pending before any court or governmental or regulatory official, body or authority.

6.2. Conditions Precedent to the Obligations of Pitbull. The obligation of Pitbull to effect the transactions is subject to the satisfaction, or the waiver by CDIF to the extent permitted by law, of the following conditions at or prior to the Closing:

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(a) Corporate Action. The Pitbull and shareholders of Pitbull shall have taken all action necessary to authorize the execution of this Agreement and consummation of the transactions.

(b) Accuracy of Representations and Warranties. The representations and warranties of Pitbull made herein shall have been true and correct in all respects when made, and shall be true and correct in all respects at and as of the Closing, with the same force and effect as though made at and as of the Closing and, if requested by CDIF, Pitbull shall have delivered to CDIF a certificate signed on behalf of Pitbull by its Managing Director Officers to all such effects.

(c) No Order or Action Affecting the Closing. On the Closing Date, no temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court or governmental or regulatory official, body or authority, prohibiting or preventing the consummation of any of the transactions contemplated pursuant to this Agreement to be effected at Closing shall be in effect nor shall any action seeking the same be pending before any court or governmental or regulatory official, body or authority.

ARTICLE VII

INDEMNIFICATION

7.1. Pitbull shall indemnify and hold harmless CDIF and its officers, directors, consultants, advisors, employees, and agents from and against any and all losses, damages, fees, costs, expenses, obligations and liabilities (collectively, the "Liabilities") or actions, investigations, inquiries, arbitrations, claims or other governmental or administrative agency proceedings in respect thereof, including enforcement of this Agreement (collectively, the "Actions" and together with the Liabilities, the "Losses"), arising out of or based on (i) any material inaccuracy appearing in, or misrepresentations made hereunder or (ii) a material breach of any covenant or agreement in this Agreement or any related agreement.

7.2. CDIF shall indemnify and hold harmless Pitbull and its Managing Director, members, directors, consultants, advisors, employees, and agents from and against any and all losses, damages, fees, costs, expenses, obligation and liabilities (collectively, the ("Liabilities") or actions, investigations, inquires, arbitrations, claims or other governmental or administrative agency proceedings in respect thereof, including enforcement of this Agreement (collectively, the "Actions" and together with the Liabilities, the "Losses"), arising out of or based on (i) any material inaccuracy appearing in, or misrepresentations made hereunder or (ii) a material breach of any covenant or agreement in this Agreement or any related agreement.

7.3. Without limiting the foregoing, "Losses" do not include, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement.

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7.4. The indemnification provided for in this Article VI shall survive the consummation of the transactions contemplated hereby.

ARTICLE VIII

MISCELLANEOUS

9.1. Entire Agreement. This Agreement (including the Schedules and Exhibits) constitutes the sole understanding of the parties with respect to the subject matter hereof and terminates any prior agreements between Pitbull and CDIF; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

9.2. Parties Bound by Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of CDIF, Pitbull and Stockholders may not assign its rights, duties or obligations hereunder or any part thereof to any person or entity with the exception of the attached MOU, Exhibit B. CDIF may not assign its rights and duties hereunder, in whole or in part, without the express written consent of Pitbull, which consent shall not be unreasonably withheld; provided, however, CDIF may assign its rights and duties to a corporate or other entity which is owned in whole or in part by CDIF. Notwithstanding any assignment by CDIF of its rights hereunder, in the event CDIF or any affiliate is required to make any payment for which CDIF is indemnified or otherwise make whole any assignee of CDIF (or subsequent assignee) as a result of any act or omission of Pitbull or Director/ Stockholder for which any Protected Party would be entitled to indemnification from Pitbull or Member/ Stockholder but for the assignment of its rights hereunder, CDIF and the CDIF Protected Parties shall be fully subrogated to such assignee and shall be restored to all rights under this Agreement to obtain indemnification from Pitbull or Member/Stockholder.

9.3. Headings. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

9.4. Modification and Waiver. Any of terms or conditions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits thereof No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

9.5. Knowledge. As used herein, the terms "Pitbull's knowledge" and "to the knowledge of Pitbull," with respect to Pitbull shall mean the actual or constructive knowledge of any Pitbull, and, after due inquiry, any of Pitbull's directors, officers, members, or shareholders.

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9.6. Third-Party Beneficiaries. With the exception of the Parties and their respective Protected Parties, and any permitted assignees of rights hereunder, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

9.7. Representations and Warranties. No specific representation or warranty by any Party in this Agreement or in any certificate furnished hereunder or in connection with the transactions contemplated hereby shall limit the generality or applicability of any other representation or warranty by such Party in this Agreement or in any certificate furnished hereunder or in connection with the transactions contemplated hereby.

9.8. Costs Associated with Disputes. If any dispute arising out of this Agreement is litigated between the parties hereto, the prevailing Party shall be entitled to recover its reasonable attorneys' fees, including, including attorneys' fees incurred on appeal, from the other Party in addition to any other relief to which it may be entitled.

9.9. Expenses and Taxes. Except as otherwise expressly provided in this Agreement, each Party will bear its own expenses incurred in connection with this Agreement and the transaction contemplated hereby, whether or not such transaction shall be consummated. Specifically, without limiting the generality of the foregoing, each Party shall assume and pay any federal, state, or local sales taxes or other transfer taxes levied upon the transactions contemplated herein.

9.10. Severability. In the event that any court shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such panel determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

9.11. Joint Preparation. The preparation of this Agreement has been the joint effort of the Parties, and the resulting document shall not be construed more severely against one of the Parties than the other.

9.12. Schedules or Exhibits. The Parties acknowledge that certain of the Schedules or Exhibits shall be updated to the mutual satisfaction of all Parties, and attached hereto, at the Closing.

9.13. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Broward, and State of Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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9.14. Notices. All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows:

If to CDIF	Daniel R Thompson
411 N New River Drive, Suite 2202 Fort Lauderdale, Florida 33301

If to PITBULL	Jeff Packer
Jeffopacker@pitbullcontainers.com

Or such address as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Notice shall be deemed to have been duly received:

(a) if given by fax or email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission:

(b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and

(c) if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 6.03.

9.15. Attorney's Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including, without limitation, reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

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9.16. Entire Agreement. This Agreement and the related documents referenced herein represent the entire Agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

9.17. Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the consummation of the transactions herein contemplated for a period of one year.

9.18. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by facsimile, email, or PDF shall be deemed original signatures as provided under state and federal law.

9.19. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing. This Agreement may by amended by a writing signed by all Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above, and the corporate Parties have caused this Agreement to be executed by their respective officers, hereunto duly authorized.

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EXHIBIT A

PITBULL CONTAINERS, INC. EXCHANGED ASSETS

PURCHASE PRICE: $500,000.00*

Business valuation methods fall into the following categories, depending upon their major focus:

•	business assets, including book value and liquidation value methods
•	historical earnings, including debt-paying ability, capitalization of earnings or cash flow, gross income multipliers, and dividend-paying ability methods
•	a combination of assets and earnings, namely, the excess earnings method
•	the market for similar businesses, including comparable sales, industry rule of thumb, and p/e ratio methods
•	future earnings, namely, discounted future cash flow or earnings methods

*Cardiff agrees to re-valuate Pitbull Containers, Inc. 12 months after the acquisition date to adjust the purchase price of company. Should the Company's re-valuation price be above and beyond the original acquisition price Cardiff agrees to issue additional Preferred Shares to cover the difference in the new Valuation.

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EXHIBIT B

MOU AND MANAGEMENT AGREEMENTS

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EXHIBIT C

EXCHANGE SHARES

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EXHIBIT D

IT's ASSIGNS

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EXHIBIT E

CDIF ARTICLES & BYLAWS

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